Exhibit 99.2

Science Dynamics Corporation, Inc. and Subsidiaries
Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements of the Company presents the unaudited combined statements of operations for the year ended December 31, 2005 and September 30, 2006, as if the acquisition of Ricciardi Technologies Inc. had occurred January 1, 2005,.

The acquisition is accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values. The purchase accounting for “RTI” was done on a preliminary basis with the excess of purchase price over net assets allocated to goodwill in our 10QSB filing for the interim period ended September 30, 2006 filing . The Company is in the process of having certain intangibles acquired fair valued and will have a final accounting for the business combination included with its 2006 10K filing.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Registrant’s pro forma combined financial position and results of its combined operations in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined financial statements presented herein is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase had been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto, which appear in the Company’s Form 10-KSB for the year ended December 31, 2005 and its quarterly report on Form 10-QSB for the quarter ended September 30, 2006, and the audited financial statements for RTI for the years ended March 31, 2006 and 2005 which appear elsewhere in this Form 8-K/A.

Science Dynamics Corporation, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Statements

Nine Months ended September 30, 2006:

1.
Represents the reversal of interest charged of $251,473 on the $2.0M Laurus Convertible Note extinguished September 19, 2006 in conjunction with the RTI acquisition financing placed with Barron Capital Partners.

2.
The credit adjustments of $160,000 and $400,000 represents the reversal of bonus payments paid to former principals of RTI which would not have been required to be paid under the employment contracts executed in conjunction with the acquisition of “RTI”.

Twelve Months ended December 31, 2005:

1.
The charge of $995,566 to finance expense represents the full amortization of deferred financing fees tied to the placement of the nine month $4.5M convertible note issued to Barron Capital partners on September 19, 2006 in conjunction with the purchase of “RTI” as if the financing occurred January 1, 2005.

2.
Represents the reversal of interest charged of $353,171 on the $2.0M Laurus Convertible Note extinguished September 19, 2006 in conjunction with the RTI acquisition financing placed with Barron Partners.

3.
Interest expense of $277,750 for twelve months reflects; (i) the interest chargeable on the $250,000 note with Laurus Capital as part of the refinancing which occurred on September 19, 2006 in conjunction with the “RTI” acquisition (ii) the interest charged on the $500,000 note issued to RTI as part of the purchase price of “RTI” and (iii) interest coupon on the $4,500,000 Barron Convertible Note (9 Mo Term) calculated from January 1, 2005.

4.
The credit adjustments of $170,000 represents the reversal of bonus payments paid to former principals of RTI which would not have been required to be paid under the employment contracts executed in conjunction with the acquisition of “RTI”.

	Nine Months					Nine Months
		January 1,
		2006 to
	September 30,	September 19,				September 30,
	2006	2006		Adjustments		2006
	Scidyn	RTI	Consolidated	Dr(Cr)		Combined Proforma

Sales - Technology Products	$1,134,690		$1,134,690			1,134,690
Sales- Technology Services	3,044,670	3,640,176	6,684,846			6,684,846
	4,179,360	3,640,176	7,819,536			7,819,536

Cost of Sales - Technology Products	400,253		400,253			400,253
Cost of Sale - Technology Services	1,432,116	1,644,523	3,076,639	(160,000)	(2)	2,916,639
	1,832,369	1,644,523	3,476,892			3,316,892

Gross Profit	2,346,991	1,995,652	4,342,643			4,502,643
	0.56	0.55	0.56			0.58

Operating costs and expenses:

Research and development	327,474	-	327,474			327,474
Selling, general and Administrative	1,716,505	1,536,515	3,253,020	(400,000)	(2)	2,853,020

Total Operation Expenses	2,043,979	1,536,515	3,580,494			3,180,494

Total Operating Income	303,012	459,137	762,149			1,322,149

Other income (expenses):
Gain and Loss of investments	-		-			-
Interest & Dividend income		34,645	34,645			34,645
Other Income	13,505	(15,040)	(1,535)			(1,535)
Interest expense	(409,510)		(409,510)	(251,473)	(1)	(158,037)

Extinguishment Loss	(158,266)	-	(158,266)			(158,266)
Derivative income (expenses)	(16,921,159)		(16,921,159)			(16,921,159)
Minority interest	(30,238)		(30,238)			(30,238)
Finance Expense	(126,927)	-	(126,927)	-		(126,927)
Total Other income (expenses)	(17,632,595)	19,605	(17,612,990)			(17,361,517)

Net Income (Loss)	(17,329,583)	478,742	(16,850,841)	(811,473)		(16,039,368)

Science Dynamics Corporation & Subsidiaries
Statement of Operations
Proforma for the Twelve Months ended December 31, 2005

	Twelve Months					December 31,
	December 31, 2005			Adjustments		2005
	Scidyn	RTI	Consolidated	Dr(Cr)		Combined Proforma

Sales - Technology Products	$1,224,042		$1,224,042			$1,224,042
Sales- Technology Services	3,011,227	4,542,842	7,554,069			7,554,069
	4,235,269	4,542,842	8,778,111			8,778,111

Cost of Sales - Technology Products	439,483		439,483			439,483
Cost of Sale - Technology Services	1,834,281	2,021,126	3,855,407			3,855,407
	2,273,764	2,021,126	4,294,890	-		4,294,890

Gross Profit	1,961,505	2,521,716	4,483,221			4,483,221

Operating costs and expenses:

Research and development	431,021	-	431,021			431,021
Selling, general and Administrative	2,537,365	1,611,411	4,148,776	(170,000)	(4)	3,978,776

Total Operation Expenses	2,968,386	1,611,411	4,579,797			4,409,797

Total Operating Income (loss)	(1,006,881)	910,305	(96,576)			73,424

Other income (expenses):
NJ NOL	216,058	-	216,058			216,058
Gain and Loss of investments	-	-	-			-
Interest & Dividend income		44,111	44,111			44,111
Derivative income	370,027		370,027			370,027
Other Income		(14,926)	(14,926)			(14,926)
Interest expense	(509,007)	-	(509,007)	(353,171)	(2)	(433,336)
				277,500	(3)
Minority interest	93,679		93,679			93,679
Finance Expense	(26,979)	-	(26,979)	995,566	(1)	(1,022,545)
Total Other Income (expense)	143,778	29,185	172,963			(746,932)
Net Income (Loss)	(863,103)	939,490	76,387	749,895		(673,508)